YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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NEXTGEN ACQUISITION CORP. II

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [ ], 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend the extraordinary general meeting, visit:
https://www.cstproxy.com/nextgenacqii/2021

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NEXTGEN ACQUISITION CORP. II

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be held on [ ], 2021
The notice of extraordinary general meeting and the accompanying proxy statement/prospectus are available at
https://www.cstproxy.com/nextgenacqii/2021

The undersigned hereby appoints George N. Mattson, Gregory L. Summe and Patrick T. Ford and the Chairperson of the extraordinary general meeting, which we refer together as the “Proxies”, and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote, which we refer to as the “Shares”, at the extraordinary general meeting of NextGen Acquisition Corp. II, a Cayman Islands exempted company, to be held on [ ], 2021 at [ ], Eastern Time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at One Manhattan West, New York, NY 10001, or virtually via live webcast at **https://www.cstproxy.com/nextgenacqii/2021**, and at any adjournments thereof. Such Shares shall be voted as indicated with respect to the proposals listed below and, unless such authority is withheld on the reverse side hereof, the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said extraordinary general meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ON THE REVERSE SIDE. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

PROXY

THE BOARD OF DIRECTORS OF NEXTGEN ACQUISITION CORP. RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 AND 12.

Please mark your votes like this **X**

Proposal No. 1 — The BCA Proposal — to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of August 22, 2021, by and among NextGen, Merger Sub and Vieco USA, a copy of which is attached to the accompanying proxy statement/prospectus statement as Annex A (as may be amended from time to time, the "Merger Agreement"). The Merger Agreement provides, among other things, for the merger of Merger Sub with and into Vieco USA (the "Merger"), with Vieco USA surviving the Merger as a wholly owned subsidiary of Virgin Orbit, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in the accompanying proxy statement/prospectus (the "BCA Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Domestication Proposal — to approve by special resolution, the change of NextGen's jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the "Domestication" and, together with the Merger, the "Business Combination") (the "Domestication Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Organizational Documents Proposals — the following five separate proposals (collectively, the "Organizational Documents Proposals") to approve by special resolution, the following material differences between NextGen's Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the "Cayman Constitutional Documents") and the proposed new certificate of incorporation ("Proposed Certificate of Incorporation") and the proposed new bylaws ("Proposed Bylaws") of NextGen (a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the "DGCL")), which will be renamed "Virgin Orbit Holdings, Inc." in connection with the Business Combination (NextGen after the Domestication, including after such change of name, is referred to herein as "Virgin Orbit");

(A) Proposal No. 3 — Organizational Documents Proposal A — to authorize the change in the authorized share capital of NextGen from 500,000,000 Class A ordinary shares, par value $0.0001 per share (the "NextGen Class A ordinary shares"), 50,000,000 Class B ordinary shares, par value $0.0001 per share (the "NextGen Class B ordinary shares" and, together with the Class A ordinary shares, the "ordinary shares"), and 5,000,000 preferred shares, par value $0.0001 per share (the "NextGen preferred shares"), to 2,000,000,000 shares of common stock, par value $0.0001 per share, of Virgin Orbit (the "Virgin Orbit common stock") and 25,000,000 shares of preferred stock, par value $0.0001 per share, of Virgin Orbit (the "Virgin Orbit preferred stock") ("Organizational Documents Proposal A");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(B) Proposal No. 4 — Organizational Documents Proposal B — to authorize the board of directors of Virgin Orbit (the "Virgin Orbit Board") to issue any or all shares of Virgin Orbit preferred stock in one or more series, with such terms and conditions as may be expressly determined by the Virgin Orbit Board and as may be permitted by the DGCL, subject to the Stockholders' Agreement (as defined in the Merger Agreement) ("Organizational Documents Proposal B");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(C) Proposal No. 5 — Organizational Documents Proposal C — to provide that the Virgin Orbit Board be divided into three classes, with each class made up of, as nearly as may be possible, of one-third of the total number of directors constituting the entire Virgin Orbit Board, with only one class of directors being elected in each year and each class serving a three-year term ("Organizational Documents Proposal C");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(D) Proposal No. 6 — Organizational Documents Proposal D — to provide that certain provisions of the Proposed Organizational Documents will be subject to the Stockholders Agreement, including provisions governing amendments to the Proposed Organizational Documents, actions by written consent of stockholders and the issuance of preferred stock, with respect to which the Requisite Vieco USA Stockholder will have certain rights pursuant to the Stockholders' Agreement (and, following the post-Closing distribution of Virgin Orbit common stock by the Requisite Vieco USA Stockholder to VIL and Aabar Space Inc., with respect to which VIL will have the designation and consent rights and Aabar Space Inc. will have a board designation right, in each case pursuant to the Stockholders' Agreement); and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(E) Proposal No. 7 — Organizational Documents Proposal E — to authorize all other changes in connection with the replacement of Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws in connection with the consummation of the Business Combination (copies of which are attached to the accompanying proxy statement/prospectus as Annex J and Annex K, respectively), including (1) changing the corporate name from "NextGen Acquisition Corp. II" to "Virgin Orbit Holdings, Inc.", (2) making Virgin Orbit's corporate existence perpetual, (3) adopting the Court of Chancery of the State of Delaware as the exclusive forum for certain stockholder litigation (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court therefrom, (4) electing not to be governed by Section 203 of the DGCL and, instead, be governed by a provision substantially similar to Section 203 of the DGCL, except that the modified restrictions provide that the Vieco USA shareholders that receive Virgin Orbit common stock at the Effective Time and their permitted transferees will not be deemed to be "interested stockholders," regardless of the percentage of their voting stock and are therefore not subject to such restrictions, (5) granting an explicit waiver regarding corporate opportunities to certain "exempted persons" (including Virgin Orbit's non-employee directors, the Requisite Vieco USA Stockholder, VIL, Aabar Space Inc. and the Sponsor and their respective affiliates and representatives) and (6) removing certain provisions related to NextGen's status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which NextGen's board of directors believes is necessary to adequately address the needs of Virgin Orbit after the Business Combination ("Organizational Documents Proposal E");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 8 — The Director Election Proposal — to approve by ordinary resolution, to elect seven directors who, upon consummation of the Business Combination, will be the directors of Virgin Orbit (the "Director Election Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 9 — The Stock Issuance Proposal — to approve by ordinary resolution for purposes of complying with the applicable provisions of The Nasdaq Stock Market Listing Rule 5635, the issuance of Virgin Orbit common stock to (a) the PIPE Investors, including the Sponsor Related PIPE Investors and the Vieco USA PIPE Investors, pursuant to the PIPE Investment and (b) the Vieco USA Stockholders pursuant to the Merger Agreement (the "Stock Issuance Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 10 — The Incentive Award Plan Proposal — to approve by ordinary resolution, the Virgin Orbit Holdings, Inc. 2021 Incentive Award Plan (the "Incentive Award Plan Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 11 — The ESPP Proposal — to approve by ordinary resolution, the Virgin Orbit Holdings, Inc. 2021 Employee Stock Purchase Plan (the "ESPP Proposal"); and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 12 — The Adjournment Proposal — to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the "Adjournment Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE.

CONTROL NUMBER

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Signature____________________ **Signature, if held jointly**____________________ **Date**________**2021.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.